CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

As independent registered public accountants, we hereby consent to the incorporation in this registration statement on Form SB-2/A our report dated April 15, 2004, for the fiscal year ended December 31, 2003, and to all references to our Firm included in this registration statement on Form SB-2/A.

/s/ TANNER LC

Salt Lake City, Utah
June 30, 2005